    As filed with the Securities and Exchange Commission on November 10, 1998

                                                           Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                                 DAN RIVER INC.
             (Exact name of registrant as specified in its charter)

         GEORGIA                                                 58-1854637
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               2291 MEMORIAL DRIVE
                            DANVILLE, VIRGINIA 24541
                    (Address of principal executive offices)

               THE BIBB COMPANY 1997 OMNIBUS STOCK INCENTIVE PLAN
        DAN RIVER INC. AMENDED AND RESTATED STOCK OPTION PLAN, AS AMENDED
                    DAN RIVER INC. 1997 STOCK INCENTIVE PLAN
              DAN RIVER INC. 1997 STOCK PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the plans)

                             HARRY L. GOODRICH, ESQ.
                                 DAN RIVER INC.
                               2291 MEMORIAL DRIVE
                            DANVILLE, VIRGINIA 24541
                     (Name and address of agent for service)

                                 (804) 799-7000
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                 MARY A. BERNARD
                                 KING & SPALDING
                           1185 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10036-4003
                                 (212) 556-2100

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------------
                                                          Proposed               Proposed
Title of                         Amount                   Maximum                Maximum                     Amount of
Securities to                    to be                    Offering               Aggregate                   Registration
be Registered                    Registered               Price                  Offering                    Fee
                                                          Per Share              Price
-------------------------------------------------------------------------------------------------------------------------
Class A Common
Stock, par value $.01            3,108,101                $8.74(1)               $27,149,738(1)              $7,548.00
per share                        shares
-------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of computing the registration fee pursuant to rule 457(h) based on (i) with respect to 1,819,101 shares being offered pursuant to outstanding stock options, the aggregate exercise price of such options, which is equal to $15,633,203 (reflecting an average exercise price of approximately $8.59 per share) and (ii) with respect to 1,289,000 shares, the average of the high and low sales prices per share of Class A Common Stock of Dan River Inc. as reported on the New York Stock Exchange on November 6, 1998.

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3.      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents previously filed by Dan River Inc. (the "Company") with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement as of their respective dates:

      (a) The Annual Report on Form 10-K for the fiscal year ended January 3, 1998;

      (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 3, 1998; and

      (c) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A dated September 26, 1997, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

     ITEM 4.      DESCRIPTION OF SECURITIES.

           Inapplicable.


     ITEM 5.      INTEREST OF NAMED EXPERTS AND COUNSEL.

           Inapplicable.


     ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Amended and Restated Articles of Incorporation (the "Restated Charter") eliminate, to the fullest extent permitted by applicable law, the personal liability of directors to the Company or its shareholders for monetary damages for breaches of such directors' duty of care or other duties as a director. This provision of the Restated Charter will limit the remedies available to a shareholder in the event of breaches of any director's duties to such shareholder or the Company. Under current Georgia law, the Restated Charter does not provide for the elimination of or any limitation on the personal liability of a director for (i) any appropriation, in violation of the director's duties, of any business opportunity of the Company, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) unlawful corporate distributions or (iv) any transactions from which the director received an improper personal benefit.

      Under the Company's Bylaws, the Company shall indemnify to the fullest extent permitted under the GBCC any person made a party to a proceeding because he or she is or was a director or officer of the Company, if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. The Company shall have the power to indemnify to the fullest extent permitted under the GBCC any person made a party to a proceeding because he or she is or was an employee or agent of the Company, if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

      Under the GBCC, a Georgia corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director, against liability incurred in such proceeding, provided that such individual acted in good faith and reasonably believed (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases other than a criminal proceeding, that such conduct was at least not opposed to the best interests of the corporation, and (c) in the case of a criminal proceeding, that such individual had no reasonable cause to believe that such conduct was unlawful. A Georgia corporation may not indemnify a director under the GBCC
     (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding, provided it is determined that such director met the relevant standard of conduct set forth above, or (ii) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit. Additionally, a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct or that the proceeding involves conduct for which such director's liability has been properly eliminated by action of the corporation, and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested.

      The Company's directors and executive officers are insured against damages from actions and claims incurred in the course of performing duties, and the Company is insured against expenses incurred in defending lawsuits arising from certain alleged acts against directors and executive officers.


     ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

           Inapplicable.

     ITEM 8.      EXHIBITS.
         4.1  --  Amended and Restated Articles of Incorporation of the
                  Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, File No.
                  333-36479).

         4.2 -- By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form
                  S-1, File No. 333-36479)

         4.3  --  Form of Indenture between the Company and Marine Midland
                  Bank, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1994)

         5.1  --  Opinion of King & Spalding

         23.1 --  Consent of King & Spalding (included as part of Exhibit 5.1)

         23.2 --  Consent of Ernst & Young LLP

         23.4 --  Consent of Pugh & Company, P.C.

         23.5 --  Consent of Arthur Andersen LLP

         99.1 --  The Bibb Company 1997 Omnibus Stock Incentive Plan

         99.2 -- Dan River Inc. Amended and Restated Stock Option Plan and form of Option Agreement, as amended as of December 30, 1994
                  (incorporated by reference to Exhibit 10.14.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

         99.3 -- Dan River Inc. 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registrant's Registration
                  Statement on Form S-1, File No. 333-36479)

         99.4 --  Dan River Inc. 1997 Stock Plan for Outside Directors
                  (incorporated by reference to Exhibit 10.19 to the Registrant's Registration Statement on Form S-1, File No.
                  333-36479)

         99.5 -- Dan River Inc. Amended and Restated Stock Option Plan and form of Option Agreement in effect prior to December 30, 1994
                  (incorporated by reference to Exhibit 10.14 to the Registrant's Registration Statement on Form S-1, No. 33-70442)

     ITEM 9.        UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

      The consolidated financial statements of the Company incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended January 3, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The financial statements of The Bibb Company at January 3, 1998 and December 28, 1996 and for the year ended January 3, 1998, the three months ended December 28, 1996, the nine months ended September 28, 1996 and the year ended December 30, 1995, incorporated herein by reference to the Company's Current Report on Form 8-K filed on October 14, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

      The financial statements of The New Cherokee Corporation for the three years in the period ended September 28, 1996 incorporated herein by reference to the Company's Current Report on Form 8-K/A Amendment No. 1 filed on April 18, 1997, have been audited by Pugh & Company, P.C., independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danville, State of Virginia, on the 10th day of November, 1998.


                                       DAN RIVER INC.


                                       By: /s/ Joseph L. Lanier, Jr.
                                          ----------------------------------
                                          Joseph L. Lanier, Jr.
                                          Chairman of the Board and
                                          Chief Executive  Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph L. Lanier, Jr., Richard L. Williams, Barry
F. Shea, Scott D. Batson and Harry L. Goodrich and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 10th day of November, 1998.

SIGNATURE                                   TITLE
---------                                   -----
 /s/ Joseph L. Lanier, Jr.
---------------------------------------     Chairman of the Board, Chief
Joseph L. Lanier, Jr.                       Executive Officer and Director
                                            (Principal Executive Officer)


 /s/ Barry F. Shea
---------------------------------------     Executive Vice President --
Barry F. Shea                               Chief Financial Officer (Principal
                                            Financial and Accounting Officer)


 /s/ Richard L. Williams
---------------------------------------     Director
Richard L. Williams


 /s/ Donald J. Keller
---------------------------------------     Director
Donald J. Keller


 /s/ Edward J. Lill
---------------------------------------     Director
Edward J. Lill


 /s/ John F. Maypole
---------------------------------------     Director
John F. Maypole

                                  EXHIBIT INDEX



  Exhibit               Description                                                                         Page No.
  -------               -----------                                                                         --------
   4.1                  Amended and Restated Articles of Incorporation of the
                        Registrant (incorporated by reference to Exhibit 3.1 to
                        Registrant's Registration Statement on Form S-1, File No. 333-
                        36479)

   4.2                  By-Laws of the Registrant (incorporated by reference to Exhibit
                        3.2 to the Registrant's Registration Statement on Form S-1, File
                        No. 333-36479)

   4.3                  Form of Indenture between the Company and Marine Midland
                        Bank, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4 to the Registrant's Annual Report on
                        Form 10-K for the fiscal year ended January 1, 1994)

   5.1                  Opinion of King & Spalding

  23.1                  Consent of King & Spalding (included as part of Exhibit 5.1)

  23.2                  Consent of Ernst & Young LLP

  23.4                  Consent of Pugh & Company, P.C.

  23.5                  Consent of Arthur Andersen LLP

  99.1                  The Bibb Company 1997 Omnibus Stock Incentive Plan

  99.2                  Dan River Inc. Amended and Restated Stock Option Plan and
                        form of Option Agreement, as amended as of December 30,
                        1994 (incorporated by reference to Exhibit 10.14.1 to the
                        Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

  99.3                  Dan River Inc. 1997 Stock Incentive Plan (incorporated by
                        reference to Exhibit 10.16 to the Registrant's Registration
                        Statement on Form S-1, File No. 333-36479)

Exhibit                 Description                                                                         Page No.
-------                 -----------                                                                         --------
  99.4                  Dan River Inc. 1997 Stock Plan for Outside Directors
                        (incorporated by reference to Exhibit 10.19 to the Registrant's
                        Registration Statement on Form S-1, File No. 333-36479)

  99.5                  Dan River Inc. Amended and Restated Stock Option Plan and
                        form of Option Agreement in effect prior to December 30, 1994
                        (incorporated by reference to Exhibit 10.14 to the Registrant's
                        Registration Statement on Form S-1,  No. 33-70442)